Exhibit 15.3

www. syciplaw.com	MAKATI SyCipLaw Center, 105 Paseo de Roxas Makati City 1226, The Philippines Phone: +632 8982 3500 +632 8982 3600 +632 8982 3700 Fax: +632 8817 3570 +632 8848 2030 Email: sshg@syciplaw.com

CEBU

4/F Keppel Center, Cardinal Rosales

Ave. cor.

Samar Loop, Cebu Business Park

Cebu City 6000, The Philippines

Phone:     +6332 233 1211 to 13

                +6332 233 1950

Fax:         +6332 233 1682

Email:      sshgcebu@syciplaw.com

DAVAO The Penthouse, 17th Floor. Landco Corporate Centre, J.P. Laurel Avenue Bajada, Davao City 8000, The Philippines Phone: +6382 222 2851 +6382 221 3917 Email: sshgdavao@syciplaw.com

SUBIC

Rms. 134-136 Alpha Bldg. (888)

Subic International Hotel, CBD,

Subic Bay Freeport Zone 2222,

The Philippines

Phone:     +6347 252 3983

                +6347 252 3985

Fax:         +6347 252 3986

Email:     sshgsubic@syciplaw.com

Alexander SyCip (1945-1975)

Luciano E. Salazar (1945-1991)

Benildo G. Hernandez (1960-1998)

Andres G. Gatmaitan (1965-2018)

Hector M. De Leon, Jr.

MANAGING PARTNER

Marievic G. Ramos-Añonuevo

Rocky Alejandro L. Reyes

Dante T. Pamintuan

Imelda A. Manguiat

Rose Marie M. King-Dominguez

Ricardo Ma. P.G. Ongkiko

Leslie C. Dy

Carlos Roberto Z. Lopez

Ramon G. Songco

Angel M. Salita, Jr.

Rafael L. Encarnacion

Carina C. Laforteza

Maria Teresa D. Mercado-Ferrer

Vicente D. Gerochi IV

Anthony W. Dee

Amer Hussein N. Mambuay

Vida M. Panganiban-Alindogan

Alan C. Fontanosa

Thaddeus R. Alvizo

Rodelle B. Bolante

Philbert E. Varona

Marianne M. Miguel

Benedicto P. Panigbatan

Russel L. Rodriguez

Marietta A. Tibayan

Ronald Mark C. Lleno

Arlene M. Maneja

Melyjane G. Bertillo-Ancheta

Hiyasmin H. Lapitan

Jose Florante M. Pamfilo

Aaron Roi B. Riturban

Franco Aristotle G. Larcina

Jan Celine C. Abaño-Ranada

John Paul V. de Leon

Leah C. Abutan

Bhong Paulo A. Macasaet

John Christian Joy A. Regalado

Joan Mae S. To-Conejos

Ma. Patricia B. Paz

Easter Princess U. Castro-Ty

Joanna Marie O. Joson

Maria Viola B. Vista

Maria Christina C. Ortua-Ang

PARTNERS

Enrique T. Manuel

Emmanuel M. Lombos

Rolando V. Medalla, Jr.

Simeon Ken R. Ferrer

OF COUNSEL

Cecile M.E. Caro-Selvaggio

Christian B. Llido

Charmian K. Gloria

Catherina M. Fernandez

SPECIAL COUNSEL

Emmar Benjoe B. Panahon

Rosevee R. Paylip-Guiang

Austin Claude S. Alcantara

Roshni V. Balani

Efren Dominique M. Chatto II

Anna Loraine M. Mendoza

Mark Xavier D. Oyales

Camille Angela M. Espeleta-Castillo

Mary Antonette A. Estoperes

Ricardo Jesus E. Gutierrez

Eleanor N. Balaquiao

Mark Kevin U. Dellosa

Javierose M. Ramirez

Loubelle L. Razon-Bagagnan

Ramon I. Rocha IV

Nikko Emmanuel D. Silva

Nathaniel Andrew Y. Uy

Kristina Paola P. Frias

Eugenio M. Leynes

Hailin D.G. Quintos-Ruiz

Renz Jeffrey A. Ruiz

SENIOR ASSOCIATES

April 28, 2022

GRAB HOLDINGS LIMITED

3 Media Close, #01-03/06

Singapore 138498

Dear Sirs or Madam,

Re: Grab Holdings Limited (the “Company”)

SyCip Salazar Hernandez and Gatmaitan, acting as Philippine counsel to the Company, consent to the reference to our firm under the captions of “Item 3.D — Risk Factors — Risks Relating to Our Corporate Structure and Doing Business in Southeast Asia” in the Company’s annual report on Form 20-F for the year ended December 31, 2021 (the “Annual Report”).

We further consent to the incorporation by reference of such reference in the Annual Report and this consent into the Registration Statement (Form S-8 No. 333-262658) pertaining to the Company’s Amended and Restated 2021 Equity Incentive Plan and 2021 Equity Stock Purchase Plan. We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

SYCIP SALAZAR HERNANDEZ & GATMAITAN

By:

/S/ ARLENE M. MANEJA

ARLENE M. MANEJA

/S/ MELYJANE G. BERTILLO-ANCHETA

MELYJANE G. BERTILLO-ANCHETA

/S/ FRANCO ARISTOTLE G. LARCINA

FRANCO ARISTOTLE G. LARCINA

Leo Francis F. Abot • Spencer M. Albos • Diana Elaine B. Bataller • Juan Emmanuel P. Batuhan • Kevin Joseph C. Berbaño • Christopher A. Capulong • Neil Jason T. Casas • Roman George P. Castillo • Il Young Choi • Samantha Carissa D. Crisostomo • Fenina Maria C. De Leon • Miguel Franco T. Dimayacyac • Diane Kristel E. Falcotelo • Raymond Joseph S. Garcia • Evan Clark P. Lim • Yzabel Renee E. Limchoc • Muhammad Murshid M. Marsangca • Kathleen Mae L. Nieto • Michael Trance Joseph M. Nuñez • Severino Miguel B. Sanchez • Jewelle Ann Lou P. Santos • Samantha Marie C. Sundiam • Gian Carlo B. Velasco • Gilda Patrizia A. Veluya • Marianne Crielle G. Vitug ASSOCIATES

1 January 2022